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Exhibit 10.8a
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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           This First Amendment dated as of September 27, 1996 is to the
Employment Agreement between Value Health, Inc. (the "Company") and Paul M. Finigan (the "Executive"), dated as of March 1, 1994 ("Employment Agreement").

                               W I T N E S S E T H
                               -------------------

           WHEREAS, the Company and the Executive desire to amend the Employment Agreement as follows, as permitted under Section 13 of the Employment Agreement:

           1. Section 7 of the Employment Agreement is hereby deleted and the following is added in its place:

               7. Termination After a Strategic Transaction. In the event of a "Strategic Transaction" of the Company (as defined in Section 16 of this Agreement), if, within twenty-four (24) months following the closing of such Strategic Transaction (or at any time prior thereto but in contemplation thereof): (i) the Executive is terminated without cause; (ii) the Executive is not retained in an executive position of responsibility, authority and compensation comparable in all material respects to the position of the Executive immediately prior to the Strategic Transaction; (iii) the Executive does not retain all rights and privileges accorded under this Agreement as a result of the Strategic Transaction; (iv) the Executive terminates his employment with the Company due to either a material reduction in responsibility, authority or compensation, or a requirement that the Executive relocate, each on account of the Strategic Transaction; then the Executive shall receive within five (5) business days following the date of termination, a lump sum payment (less all amounts required to be withheld and deducted) equal to
                   2.5 times the sum of the Executive's then current base compensation and annual performance bonus at the target level for the year in which such termination occurs, and the Executive shall be deemed to have been terminated without cause for purposes of Section 6. In addition, in the event of a termination of the Executive in accordance with the preceding sentence: (i) the Executive shall receive the same health benefits available to Company executives, upon the same terms and conditions and at the same cost to the Executive, for the lesser of one (1) year from the date of termination or the first day of the first month in which the Executive obtains new employment providing health benefits coverage; and (ii) unvested stock options or stock awards granted to the Executive under the 1991 Stock Plan shall become fully vested as of the termination date.

           2. Section 16 is hereby added to the Employment Agreement to read in its entirety as follows:

                   16. Strategic Transaction. A Strategic Transaction shall be deemed to occur if at any time during the term of this Agreement any of the following events occur:

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                               (i)    The Company is merged, consolidated or
                                      reorganized into or with another
                                      corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

                               (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than 50% of the combined voting power of the then-outstanding voting securities of such corporation or person are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

                               (iii)  There is a report filed on Schedule 13D or
                                      Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person as the term "person" is used in
                                      Section 13(d)(3) or Section 14(d)(2) of
                                      the Exchange Act) has become the
                                      beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of members of the Board of Directors of the Company ("Voting Stock");

                               (iv)   The Company files a report or proxy
                                      statement with the Securities and Exchange
                                      Commission pursuant to the Exchange Act
                                      disclosing in response to Form 8-K or
                                      Schedule 14A (or any successor schedule, form or report or item therein) that a strategic transaction of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

                               (v)    If during the period of two (2)
                                      consecutive years individuals who at the beginning of any such period constitute the members of the Board of Directors of the Company (the "Directors") cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period (excluding for this purpose the election of any new Director in connection with an actual or threatened election of proxy contest);

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                                (vi)      The Company: (i) sells at least 85% of
                                          the assets or outstanding stock of a
                                          subsidiary to an unrelated party (or
                                          completes a transaction having a
                                          similar effect), (ii) distributes all
                                          or substantially all of the common
                                          stock of a subsidiary as a dividend to
                                          stockholders of the Company; or (iii)
                                          sells voting stock of a subsidiary in
                                          an underwritten public offering.

           3. Section 3 of the Employment Agreement is hereby amended by replacing the first sentence thereof with the following:

                               The Company shall pay the Executive base compensation for his services at an annual rate of $250,000.

           4. Section 3 of the Employment Agreement is hereby further amended by adding the following at the end thereof:

                               Within two (2) weeks after closing of the first Strategic Transaction, the Executive shall be awarded an additional discretionary bonus determined by the Chief Executive Officer of the Company, that shall be no less than $1,500,000.

           5. Section 17 is hereby added to the Employment Agreement to read in its entirety as follows:

                               17. Indemnification. If there is a final determination that any portion of the amounts payable to the Executive under the Employment Agreement constitutes an "excess parachute payment" as such term is used in Section 280G and 4999 of the Internal Revenue Code, then the Company shall pay to the Executive an additional sum such that after all taxes applicable to the receipt of such amount have been subtracted therefrom, the remaining amount will equal the sum of the amount of the tax imposed with respect to the "excess parachute payment", plus any interest and penalties thereon.

           6. The Employment Agreement, except as herein amended, is hereby ratified, confirmed and approved in all respects.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date written above.

                               Signed on behalf of
                               Value Health, Inc.

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                               Signed by Paul M. Finigan

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